Exhibit 5.1

[LETTERHEAD OF CARRINGTON COLEMAN SLOMAN & BLUMENTHAL, LLP]

August 2, 2004

USA Truck, Inc.

3200 Industrial Park Road

Van Buren, Arkansas 72956

Re:	Registration Statement on Form S-8

Dear Sirs:

We have acted as counsel to USA Truck, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on August 2, 2004, under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 1,125,000 shares of common stock, par value $.01 per share (the “Common Stock”), of the Company that may be offered through the USA Truck, Inc. 2004 Equity Incentive Plan (the “Plan”).

In connection with the foregoing, we have examined and relied upon the original, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments, and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We are familiar with the corporate proceedings of the Company relating to the adoption of the Plan and the proposed issuance of the Common Stock pursuant to the Plan. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon our examination of, and reliance on, the documents and other matters described above, we advise you that in our opinion the Common Stock, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

CARRINGTON, COLEMAN, SLOMAN & BLUMENTHAL, L.L.P.

By:	/s/ GREGG R. CANNADY
Gregg R. Cannady